Exhibit 2.2

DESCRIPTION OF SECURITIES

As of the end of the fiscal year covered by the annual report on Form 20-F (the “Annual Report”) of GigaCloud Technology Inc (“we,” “us” or “our”) to which this description is attached or incorporated by reference as an exhibit, we registered the Class A ordinary shares, par value $0.05 per share (the “Class A ordinary shares”), as set forth below, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A ordinary shares, par value $0.05 per share	GCT	The Nasdaq Stock Market LLC

The following summary of the material terms of our Class A ordinary shares is not intended to be a complete summary of the rights and preferences of our Class A ordinary shares. This summary is subject to and qualified in its entirety by reference to our memorandum and articles of association, as amended and restated from time to time (“our memorandum and articles of association”). We urge you to refer to our memorandum and articles of association in its entirety for a complete description of the rights and preferences of our Class A ordinary shares. A copy of our amended and restated memorandum and articles of association adopted by special resolution passed on July 5, 2022 and effective on August 22, 2022 was filed as Exhibit 3.2 to Amendment No. 1 to our Form F-1 Registration Statement (File No. 333-266058), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 22, 2022.

Information called for by Items 9.A.3 (Shareholder’s Pre-emptive Purchase Right) and 9.A.6 (Limitation or Qualifications) of the Form 20-F

None.

Information called for by Items 9.A.5, 10.B.3, 10.B.4, 10.B.6, 10.B.7, 10.B.8, 10.B.9 and 10.B.10 of the Form 20-F

The number of Class A ordinary shares issued and outstanding as of the end of the fiscal year covered by the Annual Report, as required by Item 9.A.5(a) of the Form 20-F, is given on the cover page of the Annual Report to which this description is attached or incorporated by reference as an exhibit.

See “Item 10. Additional Information—B. Memorandum and Articles of Association” in the Annual Report to which this description is attached or incorporated by reference as an exhibit, the section of which is incorporated herein by reference, for the following required information:

•

our Class A ordinary shares, including the registered form of the Class A ordinary shares, our authorized share capital, the par value of the Class A ordinary shares, required by Item 9.A.5 of the Form 20-F; limitations on the rights to own securities, including the rights of non-residents of the Cayman Islands, required by Item 10.B.6 of the Form 20-F; and threshold for any disclosure of the ownership of the Class A ordinary shares, required by Item 10.B.8 of the Form 20-F;

•	transfer of shares, required by Item 9.A.5 of the Form 20-F;

•	rights of the Class A ordinary shares, required by Item 10.B.3 of the Form 20-F;

•	variation of rights of shares, required by Item 10.B.4 of the Form 20-F;

•	provisions in relation to or affecting any change of control, required by Item 10.B.7 of the Form 20-F, including mergers and similar arrangements, and anti-takeover provisions;

•	differences in corporate law from that in the U.S., required by Item 10.B.9 of the Form 20-F; and

•	alteration of share capital, required by Item 10.B.10 of the Form 20-F.

Information called for by these Items incorporated by reference from “Item 10. Additional Information—B. Memorandum and Articles of Association” in the Annual Report to which this description is attached or incorporated by reference as an exhibit is also derived from “Description of Share Capital” in the prospectus (File No. 333-266058) in connection with our initial public offering which we filed with the SEC on August 19, 2022 (the “IPO prospectus”). There has not been any change to the information called for by these Items since the filing date of our IPO prospectus. Set forth below is the hyperlink to our IPO prospectus at the SEC website:

https://www.sec.gov/Archives/edgar/data/1857816/000119312522224561/0001193125-22-224561-index.htm

Information called for by Items 9.A.7 (Rights of Securities other than the Listed Ordinary Shares), 12.A (Registered Debt Securities), 12.B (Registered Warrants and Rights), 12.C (Registered Securities Other Than Equity, Debt, Warrants or Rights), and 12.D.1 and 12.D.2 (Registered American Depositary Shares) of the Form 20-F

Not applicable.